UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2016
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Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)
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Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal registered offices, including zip code)

(408) 830-9742
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In anticipation of the execution of the joint venture agreement between Alpha and Omega Semiconductor Limited (the “Company”) and the authority of Chongqing, China, for the construction of a new power semiconductor manufacturing facility, a ground-breaking ceremony is scheduled to be held on March 30, 2016 in Chongqing. The Company will provide additional details of the joint venture agreement following the execution of the agreement.

Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include statements regarding the execution of the joint venture agreement and the ground breaking ceremony. Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the inability of the Company and the Chongqing authority to complete and execute the joint venture agreement in a timely manner, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2015. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this Form 8-K is as of today's date, unless otherwise stated, and the Company undertakes no duty to update such information, except as required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2016	Alpha and Omega Semiconductor Limited
	By:	/s/ Yifan Liang
	Name:	Yifan Liang
	Title:	Chief Financial Officer and Corporate Secretary